Exhibit 99.1

Zayo Group Holdings, Inc. Reports Financial Results for the Third  Fiscal Quarter Ended March 31, 2018

Third Fiscal Quarter 2018 Financial Highlights

•	$649.4 million of consolidated revenue; including $531.7 million from the Communications Infrastructure segments and $117.7 million from the Allstream segment;
•	Net income of $23.4 million, including $32.0 million from the Communications Infrastructure segments and a net loss of $8.6 million from the Allstream segment;
•	$319.6 million of adjusted EBITDA, including $294.1 million from Communications Infrastructure and $25.5 million from the Allstream segment;
•

Bookings of $9.5 million, gross installs of $8.1 million, churn of 1.1% and net installs of $2.3 million, all on a monthly recurring revenue (MRR) and monthly amortized revenue (MAR) basis, excluding the Allstream segment.

•	Adjusted unlevered free cash flow of $165.5 million.

BOULDER, Colo., May 3, 2018 – Zayo Group Holdings, Inc. (“Zayo” or “the Company”) (NYSE: ZAYO), a global leader in Communications Infrastructure, announced results for the three months ended March 31, 2018.

Third quarter operating income increased by $1.3 million and net income increased by $11.9 million over the previous quarter.  Basic and diluted net income per share during the third fiscal quarter was $0.09.  During the three months ended March 31, 2018,  capital expenditures were $195.1 million.

As of March 31, 2018, the Company had $329.3 million of cash and $442.0 million available under its revolving credit facility.

Recent Developments

Acquisition of McLean Data Center

On April 4, 2018, the Company acquired a data center in McLean, Virginia.  The facility will provide a low-latency colocation option for government agencies, web-scale companies, cloud providers and other large enterprises, especially those located in downtown Washington D.C.  As part of the acquisition, the Company assumed an operating lease obligation and certain assets, such as cash, equipment and customer contracts.

Acquisition of Neutral Path Communications

On April 17, 2018, the Company acquired substantially all of the assets of Neutral Path Communications and Near North Partners. The all-cash transaction was funded with cash on hand. Neutral Path is a long haul infrastructure provider, operating a fiber network in the Midwest. The transaction will add 452 owned plus additional leased route miles to the Company’s extensive North American network, including a unique, high-count fiber route from Minneapolis to Omaha.

Scott-Rice Telephone Co.

On February 23, 2018, the Company announced that it has entered into an agreement to sell Scott-Rice Telephone Co., a Minnesota incumbent local exchange carrier, for $42 million to New Ulm Telecom, Inc. The closing of the transaction is subject to regulatory approvals and customary closing conditions, and is expected to occur in the quarter ended June 30, 2018.

Third Fiscal Quarter Financial Results

Three Months Ended March 31, 2018 and December 31, 2017

(in millions)

	Three months ended
	March 31, 2018	December 31, 2017
Revenue	$649.4	$653.5
Annualized revenue growth	-2%
Operating income	105.3	104.0

Income from operations before income taxes	44.3	34.4
Provision for income taxes	20.9	22.9
Net income	$23.4	$11.5

Adjusted EBITDA	$319.6	$329.9
Annualized Adjusted EBITDA growth	-12%
Adjusted EBITDA margin	49%	50%

Levered free cash flow/(deficit)	$67.7	$(5.7)

Three Months Ended March 31, 2018 and March 31, 2017

(in millions)

	Three months ended
	March 31, 2018	March 31, 2017
Revenue	$649.4	$550.2
Annual revenue growth	18%
Operating income	105.3	90.7

Income from operations before income taxes	44.3	27.6
Provision for income taxes	20.9	0.6
Net income	$23.4	$27.0

Adjusted EBITDA	$319.6	$282.0
Annual Adjusted EBITDA growth	13%
Adjusted EBITDA margin	49%	51%

Levered free cash flow	$67.7	$54.1

Conference Call

Zayo will hold a conference call to report the third fiscal quarter 2018 results at 5:00 p.m. EDT, May 3, 2018. To participate on the live call, listeners in the U.S. may dial  and international listeners may dial ; please request to join the Zayo Group call. During the call, the Company will review an earnings presentation that summarizes the financial, operational and commercial highlights of the quarter. This earnings presentation, a live webcast of the conference call, and a supplemental earnings presentation will be made available through the Investor Relations section of the Company’s website at investors.zayo.com.

About Zayo

Zayo Group Holdings, Inc. (NYSE: ZAYO) provides communications infrastructure solutions, including fiber and bandwidth connectivity, colocation and cloud infrastructure to the world’s leading businesses. Customers include wireless and wireline carriers, media and content companies and finance, healthcare and other large enterprises. Zayo’s 128,000-mile network in North America and Europe includes extensive metro connectivity to thousands of buildings and data centers. In addition to high-capacity dark fiber, wavelength, Ethernet and other connectivity solutions, Zayo offers colocation and cloud infrastructure in its carrier-neutral data centers. Zayo provides users with flexible, customized solutions and self-service through Tranzact, an innovative online platform for managing and purchasing bandwidth. For more information, visit zayo.com.

Forward Looking Statements

Information contained in this earnings release that is not historical by nature constitutes “forward-looking statements” which can be identified by the use of forward-looking terminology such as “believes,” “expects,” “plans,” “intends,” “estimates,” “projects,” “could,” “may,” “will,” “should,” or “anticipates” or the negatives thereof, other variations thereon or comparable terminology, or by discussions of strategy. No assurance can be given that future results expressed or implied by the forward-looking statements will be achieved and actual results may differ materially from those contemplated by the forward-looking statements. Such statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, those relating to the Company’s financial and operating prospects, current economic trends, future opportunities, ability to retain existing customers and attract new ones, outlook of customers, and strength of competition and pricing. In addition, there is risk and uncertainty in the Company’s acquisition strategy including our ability to integrate acquired companies and assets. Specifically, there is a risk associated with our recent acquisitions, and the benefits thereof, including financial and operating results and synergy benefits that may be realized from these acquisitions and the timeframe for realizing these benefits. Other factors and risks that may affect our business and future financial results are detailed in the “Risk Factors” section of our Annual Report on Form 10-K filed on August 22, 2017 (our “Annual Report”). We caution you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. We undertake no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after releasing this supplemental information or to reflect the occurrence of unanticipated events, except as required by law.

This earnings release should be read together with the Company’s unaudited condensed consolidated financial statements and notes thereto for the quarter ended March 31, 2018 included in the Company’s Quarterly Report on Form 10-Q to be filed with the SEC and the Company’s audited consolidated financial statements and notes thereto for the year ended June 30, 2017 included in the Company’s Annual Report.

Non-GAAP Financial Measures

The Company provides financial measures that are not defined under generally accepted accounting principles in the United States, or GAAP, including Adjusted EBITDA, Adjusted EBITDA Margin, adjusted unlevered free cash flow and levered free cash flow.

Adjusted EBITDA, as defined below and in Note 15 – Segment Reporting of our consolidated financial statements and notes thereto included in our Annual Report on Form 10-K, is the primary measure used by our chief operating decision maker to evaluate segment operating performance.

Adjusted EBITDA is defined as earnings/(loss) from operations before interest, income taxes, depreciation and amortization (“EBITDA”) adjusted to exclude acquisition or disposal-related transaction costs, losses on extinguishment of debt, stock-based compensation, unrealized foreign currency gains/(losses) on intercompany loans, and non-cash income/(loss) on equity and cost method investments. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenue. Adjusted unlevered free cash flow is defined as Adjusted EBITDA less purchases of property and equipment, net of stimulus grants, plus additions to deferred revenue, less non-cash monthly amortized revenue. Levered free cash flow is defined as net cash provided by operating activities less purchases of property and equipment, net of stimulus grants. Adjusted unlevered free cash flow and levered free cash flow are not measurements of our financial performance under GAAP and should not be considered in isolation or as alternatives to net income, net cash flows provided by operating activities, total net cash flows or any other performance measures derived in accordance with GAAP or as alternatives to net cash flows from operating activities or total net cash flows as measures of our liquidity.

Adjusted EBITDA is a performance rather than cash flow measure. In addition to Adjusted EBITDA, management uses adjusted unlevered free cash flow, which measures the ability of Adjusted EBITDA to cover capital expenditures. We use levered free cash flow as a measure to evaluate cash generated through normal operating activities. These metrics are among the primary measures used by management for planning and forecasting future periods. We believe the presentation of Adjusted EBITDA is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management and make it easier to compare our results with the results of other companies that have different financing and capital structures. We believe that the presentation of levered free cash flow is relevant and useful to investors because it provides a measure of cash available to pay the principal on our debt and pursue acquisitions of businesses or other strategic investments or uses of capital.

We also monitor Adjusted EBITDA because our subsidiaries have debt covenants that restrict their borrowing capacity that are based on a leverage ratio, which utilizes a modified EBITDA, as defined in our credit agreement and the indentures governing our notes. The modified EBITDA is consistent with our definition of Adjusted EBITDA; however, it includes the pro forma Adjusted EBITDA of and expected cost synergies from the companies acquired by us during the quarter for which the debt compliance certification is due. Adjusted EBITDA results, along with the quantitative and qualitative information, are also utilized by management and our Compensation Committee, as an input for determining incentive payments to employees.

Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, analysis of our results of operations and operating cash flows as reported under GAAP. For example, Adjusted EBITDA:

▪	does not reflect capital expenditures, or future requirements for capital and major maintenance expenditures or contractual commitments;
▪	does not reflect changes in, or cash requirements for, our working capital needs;
▪	does not reflect the interest expense, or the cash requirements necessary to service the interest payments, on our debt; and
▪	does not reflect cash required to pay income taxes.

Adjusted unlevered free cash flow has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, analysis of our results as reported under GAAP. For example, adjusted unlevered free cash flow:

•	does not reflect changes in, or cash requirements for, our working capital needs;
•	does not reflect the interest expense, or the cash requirements necessary to service the interest payments, on our debt; and
•	does not reflect cash required to pay income taxes.

Levered free cash flow has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, analysis of our results as reported under GAAP. For example, levered free cash flow:

▪	does not reflect principal payments on debt;
▪	does not reflect principal payments on capital lease obligations;
▪	does not reflect dividend payments, if any; and

▪	does not reflect the cost of acquisitions.

Our computation of Adjusted EBITDA, and levered free cash flow may not be comparable to other similarly titled measures computed by other companies because all companies do not calculate these measures in the same fashion.

Because we have acquired numerous entities since our inception and incurred transaction costs in connection with each acquisition, borrowed money in order to finance our operations and acquisitions, and used capital and intangible assets in our business, and because the payment of income taxes is necessary if we generate taxable income after the utilization of our net operating loss carry forwards, any measure that excludes these items has material limitations. As a result of these limitations, these measures should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of our liquidity. See “Reconciliation of Non-GAAP Financial Measures” for a quantitative reconciliation of Adjusted EBITDA to net income/(loss) and for quantitative reconciliations of adjusted unlevered free cash flow and levered free cash flow, each to net cash provided by operating activities.

Annualized revenue and annualized Adjusted EBITDA are derived by multiplying the total revenue and Adjusted EBITDA, respectively, for the most recent quarterly period by four. Our computations of annualized revenue and annualized Adjusted EBITDA may not be representative of our actual annual results.

Measures referred to as being calculated on a constant currency basis are intended to present the relevant information assuming a constant exchange rate between the two periods being compared. Such metrics are calculated by applying the currency exchange rates used in the preparation of the prior period financial results to the subsequent period results.

Tables reconciling non-GAAP measures are included in the Reconciliation of Non-GAAP Financial Measures section of this earnings release and in a supplemental earnings presentation. A glossary of terms used throughout and the supplemental earnings presentation are available under the investor section of the Company’s website at http://investors.zayo.com.

Consolidated Financial Information

Consolidated Statements of Operations

(in millions, except per share data)

	Three months ended March 31,		Nine months ended March 31,
	2018	2017	2018	2017
Revenue	$649.4	$550.2	$1,946.4	$1,561.8
Operating costs and expenses
Operating costs (excluding depreciation and amortization)	234.9	195.0	702.6	548.7
Selling, general and administrative expenses	118.0	108.8	367.9	319.1
Depreciation and amortization	191.2	155.7	571.2	425.6
Total operating costs and expenses	544.1	459.5	1,641.7	1,293.4
Operating income	105.3	90.7	304.7	268.4
Other expenses
Interest expense	(75.3)	(63.0)	(222.0)	(170.0)
Loss on extinguishment of debt	—	(4.5)	(4.9)	(4.5)
Foreign currency gain/(loss) on intercompany loans	13.9	3.9	27.8	(24.7)
Other income, net	0.4	0.5	1.7	0.7
Total other expenses, net	(61.0)	(63.1)	(197.4)	(198.5)
Income from operations before income taxes	44.3	27.6	107.3	69.9
Provision for income taxes	20.9	0.6	49.2	7.4
Net income	$23.4	$27.0	$58.1	$62.5

Weighted-average shares used to compute net income per share:
Basic	248.1	244.1	247.3	243.3
Diluted	249.7	246.1	248.7	244.7
Net income per share:
Basic and diluted	$0.09	$0.11	$0.23	$0.26

Consolidated Balance Sheets

(in millions, except share amounts)

	March 31,	June 30,
	2018	2017
Assets
Current assets
Cash and cash equivalents	$329.3	$220.7
Trade receivables, net of allowance of $7.9 and $9.5 as of March 31, 2018 and June 30, 2017, respectively	223.1	191.6
Prepaid expenses	79.1	68.3
Other current assets	18.4	34.0
Assets held for sale	47.4	—
Total current assets	697.3	514.6
Property and equipment, net	5,366.9	5,016.0
Intangible assets, net	1,250.9	1,188.6
Goodwill	1,735.5	1,840.2
Deferred income taxes, net	25.3	38.3
Other assets	165.6	141.7
Total assets	$9,241.5	$8,739.4
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$63.6	$72.4
Accrued liabilities	295.3	325.4
Accrued interest	85.1	63.5
Current portion of long-term debt	5.0	5.0
Capital lease obligations, current	10.0	8.0
Deferred revenue, current	160.8	146.0
Liabilities associated with assets held for sale	7.2	—
Total current liabilities	627.0	620.3
Long-term debt, non-current	5,688.8	5,532.7
Capital lease obligation, non-current	125.1	93.6
Deferred revenue, non-current	1,050.3	989.7
Deferred income taxes, net	159.1	40.2
Other long-term liabilities	50.8	52.4
Total liabilities	7,701.1	7,328.9

Stockholders' equity
Preferred stock, $0.001 par value - 50,000,000 shares authorized; no shares issued and outstanding as of March 31, 2018 and June 30, 2017, respectively	—	—
Common stock, $0.001 par value - 850,000,000 shares authorized; 248,663,626 and 246,471,551 shares issued and outstanding as of March 31, 2018 and June 30, 2017, respectively	0.2	0.2
Additional paid-in capital	1,951.8	1,884.0
Accumulated other comprehensive income	9.4	5.4
Accumulated deficit	(421.0)	(479.1)
Total stockholders' equity	1,540.4	1,410.5
Total liabilities and stockholders' equity	$9,241.5	$8,739.4

Consolidated Statement of Cash Flows

(in millions)

	Nine months ended March 31,
	2018	2017
Cash flows from operating activities
Net income	$58.1	$62.5
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	571.2	425.6
Loss on extinguishment of debt	4.9	4.5
Non-cash interest expense	9.7	7.7
Stock-based compensation	70.5	93.0
Amortization of deferred revenue	(101.5)	(85.5)
Foreign currency (gain)/loss on intercompany loans	(27.8)	24.7
Deferred income taxes	41.5	(6.4)
Provision for bad debts	5.8	2.1
Non-cash loss on investments	0.5	0.7
Changes in operating assets and liabilities, net of acquisitions
Trade receivables	(33.7)	(6.0)
Accounts payable and accrued liabilities	23.7	9.1
Additions to deferred revenue	138.0	156.7
Other assets and liabilities	(41.6)	(23.8)
Net cash provided by operating activities	719.3	664.9
Cash flows from investing activities
Purchases of property and equipment	(581.9)	(630.2)
Cash paid for acquisitions, net of cash acquired	(155.3)	(1,424.5)
Other	(0.2)	1.5
Net cash used in investing activities	(737.4)	(2,053.2)
Cash flows from financing activities
Proceeds from debt	462.8	3,293.8
Principal payments on long-term debt	(314.4)	(1,837.4)
Principal payments on capital lease obligations	(6.4)	(4.8)
Payment of debt issue costs	(4.2)	(29.0)
Cash paid for Santa Clara acquisition financing arrangement	(3.8)	(2.3)
Net cash provided by financing activities	134.0	1,420.3
Net cash flows	115.9	32.0
Effect of changes in foreign exchange rates on cash	(7.3)	(4.3)
Net increase in cash and cash equivalents	108.6	27.7
Cash and cash equivalents, beginning of year	220.7	170.7
Cash and cash equivalents, end of period	$329.3	$198.4
Supplemental disclosure of non-cash investing and financing activities:
Cash paid for interest, net of capitalized interest	$195.1	$109.2
Cash paid for income taxes	$16.9	$9.8
Non-cash purchases of equipment through capital leasing	$18.2	$11.6
(Decrease)/increase in accounts payable and accrued expenses for purchases of property and equipment	$(45.8)	$37.1

Reconciliation of Non-GAAP Financial Measures

(in millions)

Adjusted EBITDA and Cash Flow Reconciliation	Three months ended
	March 31, 2018	December 31, 2017	March 31, 2017
Reconciliation of Adjusted EBITDA:
Net income	$23.4	$11.5	$27.0
Interest expense	75.3	73.1	63.0
Provision for income taxes	20.9	22.9	0.6
Depreciation and amortization	191.2	195.9	155.7
Transaction costs	3.3	5.9	8.4
Stock-based compensation	19.2	23.5	26.5
Loss on extinguishment of debt	—	—	4.5
Foreign currency gain on intercompany loans	(13.9)	(3.1)	(3.9)
Non-cash loss on investments	0.2	0.2	0.2
Adjusted EBITDA	$319.6	$329.9	$282.0

Reconciliation of adjusted unlevered free cash flow:
Net cash provided by operating activities	$262.8	$187.7	$262.4
Cash paid for income taxes	13.8	1.7	3.8
Cash paid for interest, net of capitalized interest	58.8	82.0	11.9
Transaction costs	3.3	5.9	8.4
Provision for bad debts	(3.5)	(1.5)	(0.7)
Additions to deferred revenue	(76.1)	(21.4)	(72.4)
Amortization of deferred revenue	35.1	33.6	29.9
Other changes in operating assets and liabilities	25.4	41.9	38.7
Adjusted EBITDA	319.6	329.9	282.0
Purchases of property and equipment	(195.1)	(193.4)	(208.3)
Additions to deferred revenue	76.1	21.4	72.4
Amortization of deferred revenue	(35.1)	(33.6)	(29.9)
Adjusted unlevered free cash flow	$165.5	$124.3	$116.2

Reconciliation of levered free cash flow:
Net cash provided by operating activities	$262.8	$187.7	$262.4
Purchases of property and equipment, net	(195.1)	(193.4)	(208.3)
Levered free cash flow/(deficit), as defined	$67.7	$(5.7)	$54.1

Adjusted EBITDA and Cash Flow Reconciliation	Three months ended March 31, 2018
	Zayo Consolidated	Allstream	Consolidated Excluding Allstream
Reconciliation of Adjusted EBITDA:
Net income/(loss)	$23.4	$(8.6)	$32.0
Interest expense	75.3	4.1	71.2
Provision for income taxes	20.9	—	20.9
Depreciation and amortization	191.2	29.0	162.2
Transaction costs	3.3	0.4	2.9
Stock-based compensation	19.2	0.6	18.6
Foreign currency gain on intercompany loans	(13.9)	—	(13.9)
Non-cash loss on investments	0.2	—	0.2
Adjusted EBITDA	$319.6	$25.5	$294.1

Reconciliation of levered free cash flow:
Net cash provided by/(used in) operating activities	$262.8	$(8.5)	$271.3
Purchases of property and equipment, net	(195.1)	(2.2)	(192.9)
Levered free cash flow/(deficit), as defined	$67.7	$(10.7)	$78.4

Net income/(loss) to Adjusted EBITDA	Three months ended March 31, 2018
	Fiber Solutions(1)	Transport(1)	Enterprise Networks(1)	zColo (1)	Allstream	Other (1)	Corp/ Eliminations(1)	Total
	(in millions)
Net income/(loss)	$30.0	$6.7	$8.3	$(6.8)	$(8.6)	$0.9	$(7.1)	$23.4
Interest expense/(income)	41.0	9.0	10.9	10.4	4.1	—	(0.1)	75.3
Provision for income taxes	—	—	—	—	—	—	20.9	20.9
Depreciation and amortization	84.2	28.9	25.3	23.4	29.0	0.4	—	191.2
Transaction costs	1.3	0.5	0.8	0.3	0.4	—	—	3.3
Stock-based compensation	8.0	3.2	5.2	2.1	0.6	0.1	—	19.2
Foreign currency gain on intercompany loans	—	—	—	—	—	—	(13.9)	(13.9)
Non-cash loss on investments	0.1	(0.1)	—	—	—	0.2	—	0.2
Adjusted EBITDA	$164.6	48.2	50.5	29.4	25.5	1.6	(0.2)	319.6

 (1) These segments are included in Communications Infrastructure

Investor Relations:

(720) 306-7556

IR@zayo.com